Exhibit 99.B(d)(x)(B)

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED [          ], 20[   ]

TO THE

INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date
Polen Growth Fund	October 19, 2012
Polen Capital Global Growth Fund	[ ]

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

POLEN CAPITAL MANAGEMENT, LLC

By:
Name:	Stan Moss
Title:	CEO

A-1

FORM OF

AMENDED AND RESTATED SCHEDULE B

DATED [          ], 20[   ]

TO THE

INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Polen Growth Fund	1.00% (100 basis points)	October 19, 2012
Polen Capital Global Growth Fund	0.85% (85 basis points)	[ ]

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

POLEN CAPITAL MANAGEMENT, LLC

By:
Name:	Stan Moss
Title:	CEO

B-1